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TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Friendly Ice Cream Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, Massachusetts 01095

Notice of Annual Meeting of Shareholders
To be held on May 14, 2003

To all Shareholders of Friendly Ice Cream Corporation:

        Notice is Hereby Given that the Annual Meeting of Shareholders of Friendly Ice Cream Corporation ("Friendly's") will be held in the Friendly Ice Cream Corporation Conference Center, 41 Capital Drive, West Springfield, Massachusetts at 10:00 a.m. local time on Wednesday, May 14, 2003 for the following purposes:

  1.
  To elect a Class III Director for a term expiring in 2006.

  2.
  To ratify the appointment of Friendly's independent accountants for fiscal 2003.

  3.
  To approve the 2003 Incentive Plan.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Notice is Further Given that the Board of Directors has fixed April 2, 2003, as the record date, and only holders of Friendly's common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

        Your copy of the 2002 Annual Report of Friendly Ice Cream Corporation is enclosed.

        IF YOU PLAN TO ATTEND: Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will be available at approximately 9:30 a.m. Cameras and recording devices will not be permitted at the meeting. Beneficial owners of stock held in "street name" will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        Whether or not you expect to attend the Annual Meeting of Shareholders, please fill in, date and sign the accompanying Proxy Card and mail it promptly in the enclosed prepaid return envelope. If you attend the Annual Meeting of Shareholders, you may vote in person if you wish, even if you have previously returned your Proxy Card.

                      By Authorization of the Board of Directors

                      Aaron B. Parker
                       Vice President, General Counsel and Clerk

Wilbraham, Massachusetts
April 14, 2003

Proxy Statement for
Annual Meeting of Shareholders of

FRIENDLY ICE CREAM CORPORATION
To Be Held on May 14, 2003

TABLE OF CONTENTS

The Annual Meeting
The Purpose of the 2003 Annual Meeting
Voting at the Annual Meeting
Voting By Proxy
What Constitutes a Quorum?
Voting for the Election of a Director
Board's Recommendation
Stock Ownership
Who Are the Largest Owners of Friendly's Stock?
How Much Stock Do Friendly's Directors and Executive Officers Own?
Election of a Director
Director Standing for Election
Directors Continuing in Office
Director Compensation
Board Committees and Meetings
Report of the Audit Committee
Independent Public Accountants
Audit Fees
Financial Information Systems Design and Implementation Fees
Other Fees
2003 Incentive Plan
Purpose
General
Transferability
Eligibility
Options
Stock Appreciation Rights
Other Stock Awards
Deferral of Awards
Performance-Based Compensation
Amendment and Termination
United States Income Tax Consideration
Change in Control
Equity Compensation Plan Information
Compensation Committee Report on Executive Compensation
Base Salaries
Annual Incentives
Long-Term Incentives
Policy with Respect to the $1 Million Deduction Limit

Performance Graph
Executive Compensation
Summary Compensation Table
Pension Plan
Stock Options
Certain Relationships and Related Transactions
Other Matters
Shareholder Proposals and Shareholder Nominations of Directors for the 2004 Annual Meeting
Other Business
Proxy Solicitation Costs
Exhibit A: Friendly Ice Cream Corporation 2003 Incentive Plan

FRIENDLY ICE CREAM CORPORATION
1855 Boston Road
Wilbraham, MA 01095

PROXY STATEMENT

        The Board of Directors of Friendly Ice Cream Corporation (hereafter "Friendly's" or the "Company") solicits your proxy for use at the 2003 Annual Meeting of Shareholders. This proxy statement contains information related to the Annual Meeting of Shareholders of Friendly's to be held on May 14, 2003 at the Friendly Ice Cream Corporation Conference Center, 41 Capital Drive, West Springfield, Massachusetts at 10:00 a.m., and at any postponements or adjournments of such meeting. This proxy statement and form of proxy are first being mailed to shareholders on approximately April 14, 2003.

THE ANNUAL MEETING

The Purpose of the 2003 Annual Meeting

        At Friendly's 2003 Annual Meeting, shareholders will act upon matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of one director, ratification of the Company's independent accountants and approval of the 2003 Incentive Plan. Friendly's management will then report on the performance of Friendly's during fiscal 2002 and respond to questions from shareholders.

Voting at the Annual Meeting

        You are entitled to vote at the meeting if you are an owner of record of shares of common stock of Friendly's, its only class of voting securities, at the close of business on April 2, 2003. As an owner of record on the record date, you are entitled to one vote for each share of common stock of Friendly's that you hold. On April 2, 2003, there were 7,434,346 shares of common stock issued and outstanding.

Voting by Proxy

        To vote by proxy, please promptly complete, sign and return the enclosed proxy card. Once the enclosed proxy is completed, properly signed and returned to Friendly's, it will be voted as directed. If you are planning to attend the annual meeting, the proxy may also be delivered on the day of the annual meeting.

        You may revoke this proxy if you attend the meeting in person and request that the proxy be revoked. To change your vote before the proxy is exercised, simply file either a notice of revocation or a duly executed proxy bearing a later date with the Clerk of Friendly's, before the proxy is exercised.

        Please specify your voting choices on the enclosed form of proxy. If you do not provide specific instructions, the shares represented by your signed proxy will be voted FOR the election of the nominee, FOR the ratification of independent accountants, and FOR the 2003 Incentive Plan.

What Constitutes a Quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and shares held in "street name" and represented at the meeting which the record holders are not entitled to vote on certain matters ("broker non-votes") will be included in the calculation of the number of shares considered to be present at the meeting.

Voting for the Election of a Director

        The director will be elected by a plurality of the votes cast by the shareholders voting in person or by proxy at the Annual Meeting. You as a shareholder may vote in favor of the nominee or withhold your vote as to the nominee. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of the director will not be voted with respect to the director, and will have no effect on the outcome, although it will be counted for purposes of determining whether there is a quorum.

        Broker non-votes will have no effect on this outcome.

Board's Recommendation

        Unless otherwise instructed on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth below together with the description of the proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  FOR election of the nominated director (see "Election of a Director").

  •
  FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 2003 (see "Independent Public Accountants").

  •
  FOR approval of the 2003 Incentive Plan (see "2003 Incentive Plan").

        Should any other matter come properly before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

STOCK OWNERSHIP

Who Are the Largest Owners of Friendly's Stock?

        The following table sets forth the beneficial ownership of Friendly's common stock by each person who, as of March 1, 2003, is known to Friendly's to be the beneficial owner of 5% or more of the common stock, with sole voting and dispositive power except as otherwise indicated.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
FleetBoston Financial Corporation 100 Federal Street Boston, MA 02110	785,753	(a)	10.6%
FMR Corp. 82 Devonshire Street Boston, MA 02109	739,176	(b)	9.9%
Prestley S. Blake 6799 South Marina Way, Sailfish Point Stuart, FL 34996	728,800	(c)	9.8%
Donald N. Smith 1 Pierce Place, Suite 100 East Itasca, IL 60143	707,178		9.5%

(a)
FleetBoston Financial Corporation through its subsidiaries, Fleet National Bank and Fleet Investment Advisors, Inc., reports sole voting power as to 572,553 shares, sole dispositive power as to 783,753 shares and shared dispositive power as to 2,000 shares.

(b)
FMR Corp., through its subsidiary, Fidelity Management and Research Company, and through an investment company, Fidelity American Fund, reports sole voting power as to 499,100 shares and sole dispositive power as to 739,176 shares.

(c)
Mr. Blake reports sole voting and dispositive power over 728,800 shares owned by SPB Family Limited Partnership in which he serves as sole general partner. He disclaims voting and dispositive power over 10,000 shares owned by The Helen D. Blake 1993 Trust in which his wife serves as trustee.

How Much Stock Do Friendly's Directors and Executive Officers Own?

        The following table sets forth the beneficial ownership of Friendly's common stock, as of March 31, 2003, for each director and nominee, the Chief Executive Officer and the other present officers named in the Summary Compensation Table, and for all directors and executive officers as a group, with sole voting and dispositive power except as indicated.

Name	Aggregate No. of Shares Beneficially Owned(1)		% of Shares Outstanding
Donald N. Smith	707,178		9.5%
Michael J. Daly	9,336	(2)	*
Steven L. Ezzes	24,573		*
Charles A. Ledsinger, Jr.	17,136		*
Burton J. Manning	10,386		*
John L. Cutter	125,710		1.7%
Paul V. Hoagland	25,333		*
Michael A. Maglioli	60,374		*
All directors and executive officers as a group	1,059,833		14.3%

*
Represents less than 1% of Friendly's outstanding common stock.

(1)
Includes 7,136, 7,136, 7,136, 8,386, 57,333, 25,333, 34,000 and 185,625 shares that Messrs. Daly, Ezzes, Ledsinger, Manning, Cutter, Hoagland, Maglioli and all directors and executive officers as a group, respectively, could purchase by exercise of options at that date or within 60 days after that date under Friendly's Stock Option Plan.

(2)
Includes 200 shares owned by Mr. Daly's spouse.

ELECTION OF A DIRECTOR

        The Board of Directors is divided into three classes of directors. The term of office of the director in Class III expires at the 2003 Annual Meeting. At the Annual Meeting, one director will be elected in Class III to hold office until the 2006 Annual Meeting of Shareholders or until his successor is elected and qualified. The Board of Directors proposes that the nominee described below, who is currently serving as a Class III director, be reelected as a Class III director.

        Should the nominee become unable to serve for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate a substitute nominee, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for the named nominee for the election of such substitute nominee.

        The nominee and the other directors have furnished the following information relating to their principal occupations and directorships, and the number of shares of Friendly's common stock beneficially owned by them.

Director Standing for Election

        Class III Director.    The director standing for election is:

Donald N. Smith	Age: 62	Director since 1988
Donald N. Smith has been Chairman of Friendly's Board since September, 1988. He served as Chief Executive Officer of Friendly's from September 1988 until February, 2003 and as Friendly's President from September 1988 to December 1998. Since 1986 Mr. Smith has been Chairman of the Board and Chief Executive Officer of The Restaurant Company ("TRC") and its predecessors, which owns and franchises a chain of mid-scale restaurants under the name Perkins Restaurant and Bakery. Since 1998 he has also been the Chief Operating Officer of TRC and its predecessors.

Directors Continuing in Office

        Class I Directors.    The following Class I Directors were elected in 2001 for terms ending in 2004.

Michael J. Daly	Age: 61	Director since 1997
Mr. Daly has served as the President and Chief Executive Officer of Baystate Health Systems, a health care organization, since December 1981.
Burton J. Manning	Age: 71	Director since 1997
Mr. Manning has been the Chairman Emeritus of J. Walter Thompson, Inc., an international advertising agency, since January 1998.

        Class II Directors.    The following Class II Directors were elected in 2002 for a term ending in 2005.

Steven L. Ezzes	Age: 56	Director since 1995
Mr. Ezzes is a Managing Director of K2 Advisors LLC, a private investment company. Prior to joining K2 Advisors LLC in March, 2002, Mr. Ezzes was a Managing Director of Thomas H. Lee Capital, LLC, a private investment company, from September 1999 through March, 2002. Mr. Ezzes was a Managing Director of Société Générale, a banking and financial services organization, from 1998 to October 1999. Mr. Ezzes was a Managing Director of Scotia Capital Markets (USA), an investment banking firm, from November 1996 until 1998.
Charles A. Ledsinger, Jr.	Age: 53	Director since 1997
Mr. Ledsinger is a member of the board of directors and has served as the President and Chief Executive Officer of Choice Hotels International, Inc., an international hospitality chain, since August 1998. He was previously President and Chief Operating Officer of St. Joe Corporation, a diversified real estate, forestry, transportation and sugar company from May 1997 through July 1998.

Director Compensation

        Each director of Friendly's receives a fee of $2,500 per month, and $1,500 per Board of Directors meeting attended, plus expenses. In fiscal 2002, Messrs. Ezzes, Ledsinger, Daly and Manning each received 2,000 stock options pursuant to the Company's 1997 Stock Option Plan. The options have an exercise price of $7.54 per share. One third of the option award vests on each of the next three consecutive anniversaries of the option award. The options expire five years from the date of the award. Beginning February, 2003, Mr. Smith receives additional director compensation of $8,333.34 per month.

Board Committees and Meetings

        Friendly's Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Board of Directors met seven times during fiscal 2002.

        The Audit Committee:    This Committee has three directors that meet the standards of independence as required by the American Stock Exchange and met six times during fiscal 2002. It annually recommends to the Board of Directors the appointment of independent auditors and reviews with the auditors the plan and scope of the audit and audit fees; reviews the guidelines established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board of Directors and management to monitor the adequacy of reporting and internal controls; reviews consolidated financial statements; and performs any other functions or duties deemed appropriate by the Board of Directors. Messrs. Ezzes, Ledsinger and Daly are the current members of this Committee and Mr. Ledsinger is the Chair of this Committee.

        The Compensation Committee:    This Committee has three independent directors and met three times during fiscal 2002. It annually recommends to the Board of Directors the base salary, incentive compensation and any other compensation of the Chairman of the Board and the elected officers of Friendly's and makes recommendations to the Board on the administration of the terms and policies of Friendly's Annual Incentive Plan, Restricted Stock Plan and Stock Option Plan; reviews and submits recommendations to the Board of Directors regarding certain employee benefit plans; and performs any other functions or duties as deemed appropriate by the Board. Messrs. Daly, Ledsinger and Manning are the current members of this Committee. Mr. Manning is the Chair of this Committee.

        The Nominating Committee:    This Committee consists of Mr. Smith and two independent directors and met twice during fiscal 2002. It considers and proposes director nominees for election at the Annual Meeting; selects candidates to fill Board vacancies as they occur; makes recommendations to the Board of Directors regarding Board committee memberships; and performs any other functions deemed appropriate by the Board of Directors. Messrs. Daly, Ezzes and Smith are the current members of this Committee. Mr. Smith is the Chair of this Committee. The Nominating Committee will accept for consideration shareholders' nominations for directors if made in writing. The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations should be addressed to the Nominating Committee at Friendly's headquarters.

        The Board of Directors recommends that stockholders vote "FOR" the election of the director standing for election (Item 1 on Proxy Card).

REPORT OF THE AUDIT COMMITTEE

        During fiscal 2000, the Audit Committee of the Board of Directors developed an updated charter for the Committee, a copy of which was included in Friendly's 2001 Annual Meeting Proxy Statement. The charter was reviewed on a quarterly basis during fiscal 2002 with no changes.

        In overseeing the preparation of Friendly's audited financial statements, the Committee met with both management and Friendly's outside auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        With respect to Friendly's outside auditors, the Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the letter received from the outside auditors and the written disclosures they made to the Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has considered whether the provision of the non-audit services referred to under INDEPENDENT PUBLIC ACCOUNTANTS is compatible with maintaining the independence of the outside auditors.

        On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of Friendly's audited financial statements in Friendly's Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE

                      Charles A. Ledsinger, Jr.
                      Steven L. Ezzes
                      Michael J. Daly

INDEPENDENT PUBLIC ACCOUNTANTS

        Ernst & Young LLP, independent public accountants, audited the accounts of Friendly's for 2002. The Audit Committee recommended the appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending December 28, 2003 and the directors accepted the recommendation of the Audit Committee and appointed Ernst & Young LLP to examine the consolidated financial statements of Friendly's 2003 fiscal year. Accordingly, the shareholders will be asked to ratify such appointment at the Annual Meeting by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of common stock represented at the Annual Meeting in person or by proxy. A representative of Ernst & Young LLP is expected to be present at the meeting, and will have an opportunity to make a statement if he or she desires to do so, or respond to appropriate questions.

        The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as Friendly's independent public accountants for the fiscal year ending December 28, 2003 (Item 2 on Proxy Card). Should the stockholders not approve Proposal 2, Friendly's will take such voting results into consideration when determining whom to engage as its auditors for fiscal year 2004.

Audit Fees

        For the fiscal year ended December 29, 2002, Ernst & Young LLP billed the Company an aggregate of $165,000 in fees for audit services.

Financial Information Systems Design and Implementation Fees

        There were no billings for financial information systems design and implementation fees for the fiscal year ended December 29, 2002.

Other Fees

        Ernst & Young LLP billed the Company $126,392 for all other services, consisting of $109,212 for audit-related services and $17,180 for tax service fees for the fiscal year ended December 29, 2002.

2003 INCENTIVE PLAN

        A proposal will be presented at the Annual Shareholders Meeting to approve the Friendly Ice Cream Corporation 2003 Incentive Plan (the "2003 Plan"). A summary of the material provisions of the 2003 Plan is set forth below and is qualified in its entirety by the full text of the 2003 Plan, a copy of which is set forth in Exhibit A to this Proxy Statement.

        The Board of Directors recommends that you vote FOR the approval of the 2003 Plan (Item 3 on Proxy Card). Proxies given by shareholders of record will be so voted unless the shareholders specify otherwise in their proxies. A majority of the shares voted on this matter will be required for approval of the 2003 Plan. Abstentions and broker non-votes will have no effect on the outcome.

Purpose

        On April 9, 2003, the Board of Directors adopted the Plan, subject to approval by Friendly's shareholders. If so approved, the 2003 Plan will become effective as of March 30, 2003 (the "Effective Date") and will continue in effect until terminated by the Board of Directors, but no Awards may be granted under the 2003 Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary). Any Awards that are outstanding after the 2003 Plan termination shall remain subject to the terms of the 2003 Plan. If this Plan is approved by shareholders, the shares reserved for issuance under the Company's 1997

Restricted Stock Plan ("1997 RSP Plan") shall be reduced by 156,217 shares of stock. The Board of Directors has approved the 2003 Plan, and is recommending it to the shareholders for their approval, because the Board of Directors believes it is important to:

  •
  attract and retain persons eligible to receive awards under the 2003 Plan, (persons designated to receive awards under the 2003 Plan are referred to herein as "Participants");

  •
  motivate Participants, by means of appropriate incentives, to achieve long-range goals;

  •
  provide incentive compensation opportunities that are competitive with those of other similar companies; and

  •
  further align Participants' interests with those of the Company's other shareholders through compensation that is based on the growth in value of the Company's equity and the achievement of factors that contribute to the enhancement of long-term shareholder return.

        To achieve these objectives, the 2003 Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights ("SARs"), bonus stock, stock units, performance shares, performance units, restricted stock and restricted stock units.

General

        The 2003 Plan will be administered by the Compensation Committee of the Board of Directors. The Committee selects from the eligible individuals those persons to whom awards under the 2003 Plan will be granted, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it, except to the extent inconsistent with Massachusetts Law or Rule 16b-3 promulgated under section 16 of the Securities Exchange Act of 1934 or other applicable rules. Rule 16b-3 exempts employee plan transactions meeting certain requirements from the short-swing trading profit recovery provisions of section 16.

        No more than 307,000 shares of common stock may be delivered to Participants and their beneficiaries under the 2003 Plan. As of March 30, 2003 there were options for 711,487 shares of common stock outstanding under the Company's 1997 Stock Option Plan ("1997 Option Plan") and 232,920 shares remained available for additional awards thereunder. As of March 30, 2003 there were 35,160 shares of restricted common stock outstanding under the 1997 RSP Plan and 156,217 shares remained available for additional awards thereunder. If the 2003 Plan is approved by the Company's shareholders, the shares reserved for issuance under the 1997 RSP Plan will be reduced by 156,217 shares. Any shares allocated to an award that expires, lapses, is forfeited or terminated for any reason without issuance of the shares (whether or not cash or other consideration is paid to the Participant in respect of such shares) under the 2003 Plan, 1997 RSP Plan or 1997 Option Plan may again become subject to awards under those respective plans.

        The following additional limits apply to awards under the 2003 Plan:

  •
  no more than 150,000 shares of common stock may be issued for bonus stock, stock unit awards, performance share awards, performance unit awards, restricted stock awards, and restricted stock unit awards;

  •
  no more than 307,000 shares of common stock may be issued for options intended to constitute "incentive stock options";

  •
  no more than 150,000 shares of common stock may be issued for options and SARs granted to any one individual in any calendar year;

  •
  no more than 75,000 shares of common stock may be issued for bonus stock, stock unit awards, performance share awards, performance unit awards, restricted stock awards, and restricted stock unit awards that are intended to be "performance-based compensation" (as described below) granted to any one individual during any calendar year, and

  •
  no more than $3,000,000 as performance unit awards may be granted to any one individual in any calendar year.

        The common stock with respect to which awards may be made under the 2003 Plan shall be shares currently authorized but unissued, or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an award under the 2003 Plan may be settled in cash rather than common stock. The closing price with respect to the common stock on April 4, 2003 was $6.05 per share.

        The Committee may use shares of common stock available under the 2003 Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including plans and arrangements assumed by the Company or a subsidiary in business combinations.

        In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include:

  •
  adjustment of the number and kind of shares which may be delivered under the Plan;

  •
  adjustment of the number and kind of shares subject to outstanding awards;

  •
  adjustment of the exercise price of outstanding options and SARs; and

  •
  any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the entire Award, both vested and unvested, in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment; in the case of an Option, the amount of such payment may be the excess of value of the common stock subject to the Option at the time of the transaction over the exercise price).

Transferability

        Except as otherwise provided by the Committee, awards under the 2003 Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution.

Eligibility

        All employees of the Company and its subsidiaries and all directors, consultants, and other bona fide service providers are eligible to become Participants in the 2003 Plan. As of March 30, 2003, the Company and its subsidiaries had approximately 15,650 employees and directors, approximately 115 of whom were Participants under the 1997 RSP Plan and 1997 Option Plan. The specific employees who initially will be granted awards under the 2003 Plan and the type and amount of any such awards will be determined by the Committee.

Options

        The Committee may grant options to purchase the common stock which may be either incentive stock options or non-qualified stock options. The purchase price of a share of common stock under each option shall not be less than the greater of the fair market value of a share of common stock on the date the option is granted or par value. The option shall be exercisable in accordance with the terms established by the Committee. The full purchase price of each share of common stock purchased upon the exercise of any option shall be paid at the time of exercise. Except as otherwise determined by the Committee, the purchase price shall be payable in cash, by promissory note (if permitted by law), or in common stock through attestation or actual delivery of shares (valued at fair market value as of the day of exercise), or in any combination thereof. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on common stock acquired pursuant to the exercise of an option as the Committee determines to be desirable, and may provide for "cashless exercise" arrangements under which Participants may simultaneously sell shares of options stock at the time of exercise.

        Except for adjustments pursuant to certain corporate transactions (relating to the adjustment of shares) and decreases approved by the Company's stockholders, the Exercise Price for an outstanding Option granted under the 2003 Plan may not be decreased after the date of grant nor may an outstanding Option granted under the 2003 Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price in a transaction that would constitute a repricing for accounting purposes.

Stock Appreciation Rights

        The Committee may grant an SAR in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the Participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which shall not be less than the fair market value of the common stock at the time the SAR is granted. Such excess amount shall be payable in common stock, in cash, or in a combination thereof, as determined by the Committee. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on common stock acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

Other Stock Awards

        The Committee may grant bonus stock (a grant of shares of common stock in return for previously performed services, or in return for the Participant surrendering rights to other compensation that may be due), stock units (a right to receive stock in the future), performance shares and performance units (a right to receive stock or stock units, or the right to receive a designated dollar value of cash or common stock, that is contingent upon achievement of performance or other objectives), restricted stock and restricted stock units (a grant of stock and a grant of the right to receive stock in the future, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or the achievement of performance or other objectives, as determined by the Committee). Any such awards shall be subject to such conditions, restrictions and contingencies as the Committee determines.

Deferral of Awards

        The Participants may be given the right to defer the receipt of common stock or cash payments as may otherwise become payable under the terms of the 2003 Plan.

Performance-Based Compensation

        An income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. It is expected that options and SARs granted under the 2003 Plan will satisfy the requirements for "performance-based compensation." The Committee may designate whether any bonus stock, stock units, performance shares, performance units, restricted stock or restricted stock units being granted to any Participant are intended to be "performance-based compensation" as that term is used in section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such awards shall be based on any one or more of the following, as selected by the Committee:

•    Earnings (e.g., Earnings Before Interest, Taxes, Depreciation and Amortization; Earnings Before Interest and Taxes; and Earnings Per Share)

•    Financial Return Ratios (Return on Investment; Return on Invested Capital; and Return on Equity)

•    Revenue

•    Operating or Net Cash Flows

•    Total Shareholder Return

•    Market Share

•    Operating Income or Net Income

•    Debt Load Reduction

•    Expense Management

•    Stock Price

•    Strategic Business Objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures

        The measurement of performance may be based on any combination of the following criteria: objective Company or business unit performance or performance as compared with that of other publicly-traded companies; may be net or gross; and may be in total or per share amounts. For awards intended to be "performance-based compensation," the grant of the awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).

Amendment and Termination

        The 2003 Plan, and any award granted under the 2003 Plan, may be amended or terminated at any time by the Board, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant's written consent. The Committee shall retain the right to end any deferral program at any time for any reason. Upon a termination of the deferral program, the Company will pay out all deferred amounts as soon as practicable following such termination.

United States Income Tax Consideration

        The following discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the 2003 Plan. Under present Federal income tax laws, awards granted under the 2003 Plan will have the following tax consequences:

        Non-Qualified Options.    The grant of a non-qualified option ("NQO") will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. The exercise of an NQO through the delivery of previously acquired common stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the Participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

        Incentive Stock Options.    The grant of an incentive stock option ("ISO") will not result in taxable income to the Participant. The exercise of an ISO will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Internal Revenue Code). The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the Participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the Participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise. If the Participant does not sell or otherwise dispose of the common stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such common stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

        If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

        Stock Appreciation Rights.    The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the Participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        Performance Units.    A Participant who has been granted performance units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The Participant will have compensation income at the time of distribution to the extent of any cash received and the then fair market value of any distributed shares, and the Company will have a corresponding deduction.

        Restricted and Other Stock.    A Participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the Participant and deductible as such by the Company. A Participant may elect pursuant to section 83(b) of the Internal Revenue Code to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date, in which case (i) the Company will be entitled to a deduction at the time of grant and in an amount equal to the fair market value of the shares at the time of grant (determined without regard to forfeiture restrictions and other non-permanent restrictions), (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant. If a Participant who has made such an election subsequently forfeits the shares, the Participant will not be entitled to any deduction or loss.

        A Participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for Federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction.

        Deferred Delivery of Shares.    If delivery of common stock or cash pursuant to the settlement of an award under the 2003 Plan is deferred to a date that is later than the regularly scheduled delivery date (by reason of the Participant filing a properly completed deferral form, or by reason of action of the Company), the Participant will recognize income at the time of distribution in an amount equal to the then fair market value of the shares or the amount of cash paid. However, if common stock is subject to a substantial risk of forfeiture at the time of distribution, recognition of income will be deferred until the risk of forfeiture lapses. If the shares acquired pursuant to the exercise of an option are to be delivered following a specified period of deferral, recognition of income will be deferred until the end of the deferral period (or, if later, upon the lapse of any substantial risk of forfeiture applicable to the shares).

        Withholding of Taxes.    Pursuant to the 2003 Plan, the Company may deduct, from any payment or distribution of shares under the 2003 Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the Participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Committee, a Participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Company common stock from any payment under the 2003 Plan or by the Participant delivering shares of Company common stock to the Company. However, the number of such shares used to satisfy the withholding obligation with respect to the exercise of a stock option may not be more than the number required to satisfy the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is satisfied with shares will be determined using the fair market value of the Company common stock on the date when the amount of taxes to be withheld is determined.

        The use of shares of Company common stock to satisfy any withholding requirement will be treated, for Federal income tax purposes, as a sale of such shares for an amount equal to the fair market value of the common stock on the date when the amount of taxes to be withheld is determined. If previously-owned shares of Company common stock are delivered by a Participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the Participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

Change in Control

        Unless otherwise provided in an award agreement, in the event of a Change in Control of the Company, all options and SARs held by Participants who are employed on the date of the Change in Control will become immediately vested as of such date. If, at the time of a Change in Control, a Participant who is employed by the Company holds one or more shares of bonus stock, stock units, restricted stock, restricted stock units, performance shares or performance units, all such shares shall become immediately vested on such date. If the amount of the award or the vesting is to be based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

        A "Change in Control" will occur on the earliest of the following to occur:

  •
  (i) a person (other than permitted holders Donald N. Smith and/or the Company's then existing senior management and their affiliates) is or becomes a beneficial owner of more than 35% of the voting power of the Company's voting stock and (ii) the permitted holders beneficially own in the aggregate less than such person and no longer have the ability to elect a majority of the Board of Directors;

  •
  the present members of the Board of Directors, plus any new members nominated or elected by them (unless the new director's or directors' election was in connection with an actual or threatened election contest) cease to constitute a majority of the Board; or

  •
  the approval by the Company's shareholders of (i) a reorganization, merger or consolidation of the Company, where all or substantially all of the shareholders of the Company prior to such transaction do not beneficially own more than 70% of the new or resulting entity following the transaction, (ii) a complete liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company.

        Any acceleration of the vesting or payment of awards under the 2003 Plan in the event of a Change in Control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the Participant to a 20% excise tax and which may not be deductible by the Company.

Equity Compensation Plan Information

        The following table summarizes, as of December 29, 2002, information about compensation plans under which securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	392,710	$6.10	155,411	(1)
Equity Compensation Plans Not Approved by Security Holders	402,964	$4.02	191,744	(2)

(1)
Represents unissued shares available under the 1997 RSP Plan which provides for the issuance of restricted stock. In addition 65,022 shares of restricted stock were outstanding and still subject to forfeiture and, if forfeited under the 1997 RSP Plan, would again become available for issuance. In the event that the Shareholders approve the 2003 Plan, the number of shares issuable under the 1997 RSP Plan will be reduced by 156,217.

(2)
Represents unissued shares available under the 1997 Stock Option Plan. In the event the shareholders approve the 2003 Plan, no additional awards shall be granted pursuant to the 1997 Restricted Stock Plan.

        The 1997 Option Plan which provided for awards of 395,000 shares of common stock in the term of option was originally approved by the shareholders of the Company. However, the total number of shares reserved for issuance under the 1997 Option Plan was subsequently increased by 639,970 shares by the Board of Directors without seeking additional shareholder approval. Accordingly, in the foregoing chart, awards outstanding under the 1997 Option Plan are included in column (a) under both the "approved by security holders" and "not approved by security holders" categories. Shares covered by awards that expire or otherwise terminate will again become available for grant under the 1997 Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of Friendly's is comprised of three independent directors. The Compensation Committee is responsible for recommending compensation and benefits for the elected officers of Friendly's, including awards under Friendly's stock plans.

        The Committee is committed to implementing a compensation program that supports Friendly's mission—to grow Friendly's revenues and earnings by building on and reinforcing the Friendly's brand. Thus, executive compensation will be structured around the following tenets:

  •
  Total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent on the achievement of Friendly's and individual performance goals.

  •
  Management should be focused on the long-term interests of shareholders. Thus, a portion of the compensation opportunity should be long-term, at-risk pay in the form of equity.

  •
  Friendly's must maintain its ability to attract, retain and encourage the development of qualified, capable executives. Total compensation opportunities will generally mirror those offered by comparably sized organizations within the restaurant industry although, for those positions where the labor market is not limited to the restaurant industry, Friendly's will reference broader general industry information for similarly sized organizations. The comparator group used for compensation purposes will generally be broader than the group that comprises the published industry index in the Performance Graph included in this proxy statement. The Compensation Committee believes that Friendly's competition for executive talent is not limited to the companies included in the published industry index established for comparing shareholder returns.

        The key elements of Friendly's executive compensation program are base salary, annual incentives and long-term compensation. These key elements are addressed separately below.

Base Salaries

        The Committee annually reviews each executive officer's base salary. Base salaries are targeted at or slightly above the median of market levels with adjustments above or below market to recognize varying levels of responsibility, prior experience, breadth of knowledge and internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to Friendly's.

        Mr. Smith's annual base salary in 2002 of $223,000 has not changed since January, 2000. This was based on the Compensation Committee's recommendation to the Board that Mr. Smith's base salary reflect the increasing delegation of responsibilities by Mr. Smith to John Cutter, who became Friendly's Chief Executive Officer in February, 2003.

Annual Incentives

        The Annual Incentive Plan ("AIP Plan") is structured to provide a variable pay opportunity based on company and individual performance. Each year, the Compensation Committee establishes Company financial objectives. The financial objectives are based upon Friendly's achievement of specified levels of earnings as measured by EBITDA (i.e., earnings before interest, taxes, depreciation and amortization). These goals are considered achievable but require above-average performance. For Messrs. Smith and Cutter, target payouts in fiscal 2002 ranged up to 100% of base pay. For all other executive officers, target payouts in fiscal 2002 ranged up to 50% of base pay. Maximum awards for superior performance are capped at 150% of target. Mr. Smith and other executive officers earned cash bonuses in fiscal 2002 by achieving 106.9% of the EBITDA target for 2002 pursuant to the terms of the AIP Plan.

Long-Term Incentives

        Long term incentives may be provided pursuant to Friendly's 1997 RSP Plan and 1997 Option Plan. Subject to shareholder approval of the 2003 Plan (see Proposal 3), the Committee anticipates that a combination of stock options and other performance based awards will be the primary form of long term incentives. During fiscal 2002, such incentives consisted solely of option grants. Stock options representing 87,000 shares were awarded to executive officers during fiscal 2002.

        Stock options under Friendly's 1997 Option Plan and under the proposed 2003 Plan are granted at the fair market value of the common stock on the date of grant. The ultimate value of an option grant to the recipient depends on the shareholder value created between the date of grant and the date of exercise. Option awards are based primarily on competitive practice but may also be adjusted to reflect factors such as individual and company performance.

Policy with Respect to the $1 Million Deduction Limit

        Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to elected officers named in the proxy to $1 million, unless certain requirements are met. The Compensation Committee will consider the impact of this provision when making compensation decisions. However, the Committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.

                      THE COMPENSATION COMMITTEE

                      Burton J. Manning
                      Charles A. Ledsinger, Jr.
                      Michael J. Daly

PERFORMANCE GRAPH

        The following indexed graph indicates the Company's total stockholder return for the period beginning December 27, 1998 and ending December 29, 2002 as compared to the total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's Restaurant Index, assuming an investment of $100 in each as of December 27, 1998. Friendly's is not included in either of these indices. Total stockholder return for the Company, as well as for the Indices, is based on the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the beginning and at the end of the period.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The Summary Compensation Table below sets forth the compensation earned for the last three fiscal years by Friendly's Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Executive Officers").

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options(#)	All Other Compensation
Donald N. Smith(a) Chairman of the Board of Directors	2002 2001 2000	$235,670 235,670 235,670	$223,000 257,800 —	$3,293 — —	— — —	— — —
John L. Cutter(b) Chief Executive Officer And President	2002 2001 2000	$425,600 399,600 399,600	$400,000 433,500 —	$13,832 3,657 5,190	30,000 22,000 55,000	— — —
Paul V. Hoagland(c) Executive Vice President of Administration, Chief Financial Officer & Treasurer	2002 2001 2000	$282,133 160,655 —	$198,800 103,100 —	$6,607 4,586 —	17,000 41,000 —	— — —
Michael A. Maglioli Senior Vice President, Operations	2002 2001 2000	$254,800 244,920 222,733	$183,800 95,300 —	$4,953 4,586 51,414	12,000 12,000 30,000	— — —
Robert L. Hogan(d) Senior Vice President, Chief Marketing Officer	2002 2001 2000	$259,720 238,019 48,875	$162,800 126,700 35,000	— — —	12,000 12,000 35,000	$184,657 — —

(a)
Mr. Smith was Chief Executive Officer of Friendly's until February, 2003. He also devotes a portion of his time to The Restaurant Company ("TRC"), where he serves as Chairman and Chief Executive Officer.

(b)
Mr. Cutter became Chief Executive Officer in February, 2003.

(c)
Mr. Hoagland joined Friendly's in May, 2001.

(d)
Mr. Hogan entered into a separation of employment agreement with the Company in January, 2003 which provides for his employment with Friendly's through January 13, 2003; continuation of base salary through September 30, 2003 (included under "All Other Compensation"); and participation in the AIP Plan for 2002.

Pension Plan

        Benefits under the Friendly Ice Cream Corporation Cash Balance Pension Plan (the "Pension Plan") for Messrs. Smith, Cutter, Hoagland and Maglioli are generally determined based on the value in their respective notional cash balance accounts under the Pension Plan. Each year each Participant's cash balance account is credited with a percentage of flexible pension compensation, which percentage is determined based on the Participant's years of service. Interest is also credited to the cash balance account each year. Amounts in excess of those payable under the Pension Plan as a result of limits imposed by the Internal Revenue Code will be paid under the Friendly Ice Cream Corporation Supplemental Executive Retirement Plan (the "SERP"). Both plans provide for an election to receive benefits in an actuarially determined lump sum. As of December 29, 2002, the estimated annual benefits, payable upon retirement at age 65 in the form of a straight life annuity, unreduced for social security benefits and including benefits payable under the SERP, for each of Messrs. Smith, Cutter, Hoagland and Maglioli were $37,700, $16,800 $10,000 and $54,700, respectively. Mr. Hogan's separation of employment occurred prior to his vesting in the Pension Plan.

Stock Options

        The following tables show information concerning option grants in fiscal 2002 (and how much the named officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year, compounded over the five-year life of the options) and fiscal year-end option values. The hypothetical 5% and 10% rates are assumed rates of appreciation required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the common stock. The first table includes the increase in value to all common shareholders using the same assumed rates of appreciation. 46,552 options were exercised during fiscal 2002.

  Stock Option Grants in Fiscal 2002

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(a)
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Donald Smith	0	—	—	—	—	—
John Cutter	30,000	25.2%	$7.54	7/24/2007	$62,400	$138,000
Paul Hoagland	17,000	14.3%	7.54	7/24/2007	35,360	78,200
Michael Maglioli	12,000	10.1%	7.54	7/24/2007	24,960	55,200
Robert Hogan	12,000	10.1%	7.54	7/24/2007	24,960	55,200

Increase in value to all common shareholders(b)					$15,705,857	$34,734,108

(a)
Calculated over a five-year period, representing the life of the options.

(b)
Calculated using a common stock price of $7.54, the closing market price on July 24, 2002, which is the exercise price of the options granted in 2002, and the total weighted average number of common shares outstanding for 2002.

        All of the stock options awarded in 2002 have a three-year vesting and a five-year expiration from date of grant, subject to the optionee's continued employment with Friendly's. All awards under the Stock Option Plan will become fully vested and exercisable upon a change in control of Friendly's. In general terms, a change in control may occur when:

  •
  third parties acquire 35% or more of the voting stock of Friendly's, with certain exceptions, and existing senior management and certain existing shareholders collectively own less voting stock than such third parties and no longer have the ability to elect a majority of the Board of Directors;

  •
  individuals currently on the Board of Directors cease to constitute a majority of the Board of Directors, unless a majority of the existing Board of Directors approves such new directors; or

  •
  a reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all the assets of Friendly's occurs.

  Fiscal Year-End Option Values

Name	Number of Securities Underlying Unexercised Options at FY-End 2002 (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at FY-End 2002 Exercisable/Unexercisable
Donald N. Smith	0/ 0	$ 0/$ 0
John L. Cutter	43,999/63,001	99,834/85,120
Paul V. Hoagland	13,666/44,334	49,331/98,669
Michael A. Maglioli	24,000/30,000	47,300/42,850
Robert L. Hogan	27,333/31,667	76,382/57,393

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Ice Cream Company ("TICC") operates three Friendly's restaurants under franchise agreements with Friendly's Restaurants Franchise, Inc. ("FRFI"), a subsidiary of Friendly's. The owners of TICC are family members of Mr. Smith. The franchise agreement terms with TICC are indentical in all material respects to the terms generally offered to unrelated franchisees of FRFI in the ordinary course of Friendly's business. TICC purchases certain food products used in the normal course of its franchise business from Friendly's. For the year ended December 29, 2002, TICC paid Friendly's approximately $1,599,000 for franchise royalty fees, marketing fees, food purchases and miscellaneous other products and services.

        Friendly's entered into a sublease in 1994 for certain land, building and equipment from a subsidiary of TRC. During fiscal 2002 rent expenses related to the sublease was approximately $67,840.

        In 1999, TRC Realty LLC entered into a ten-year operating lease for an aircraft. Friendly's shares proportionately with TRC in reimbursing TRC Realty LLC for leasing, tax and insurance expenses. In addition, Friendly's also incurs actual usage costs. Total expense to Friendly's under these arrangements for fiscal 2002 was $1,450,000 which includes $950,000 of expected loss for the anticipated disposal of the aircraft.

        Friendly's purchases certain food products used in the normal course of business from a division of TRC. For the year ended December 29, 2002, purchases were approximately $463,000.

OTHER MATTERS

Shareholder Proposals and Shareholder Nominations of Directors for the 2004 Annual Meeting

        To be eligible for inclusion in Friendly's proxy statement for the 2004 Annual Meeting, shareholder proposals must be received by Friendly's Clerk no later than December 16, 2003 and must comply with the requirements of the Securities and Exchange Commission. Shareholders otherwise interested in (a) presenting a proposal for consideration, or (b) nominating one or more persons for election as a Director at Friendly's Annual Meeting of Shareholders in 2004 must comply with the procedures set forth in Friendly's By-Laws and notice of intention to submit the proposal or nomination must be received by the Clerk of Friendly's no later than 60 days in advance of the meeting if such meeting is held on a day which is within 30 days preceding the anniversary of the previous year's meeting, or 90 days in advance of such meeting if such meeting is to be held on or after May 14, 2004.

Other Business

        As of the date of this proxy statement, Friendly's knows of no business that will be presented for consideration at the Annual Meeting other than the proposal referred to above. Should any other matter be properly brought before the meeting for action by the shareholders, proxies in the enclosed form returned to Friendly's will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Proxy Solicitation Costs

        The proxies being solicited hereby are being solicited by the Board of Directors of Friendly's. The cost of soliciting proxies will be borne by Friendly's. We have retained Mellon Investor Services LLC ("Mellon") to aid in the solicitation. For these services, we will pay Mellon a fee of $6,500 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of Friendly's may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                      By Authorization of the Board of Directors

                      Aaron B. Parker
                       Vice President, General Counsel and Clerk

April 14, 2003

EXHIBIT A

FRIENDLY ICE CREAM CORPORATION

2003 INCENTIVE PLAN

FRIENDLY ICE CREAM CORPORATION
2003 INCENTIVE PLAN

SECTION 1
GENERAL

1.1    Purpose.    The Friendly Ice Cream Corporation 2003 Incentive Plan (the "Plan") has been established by Friendly Ice Cream Corporation (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other shareholders through compensation that is based on the growth in value of the Company's equity and achievement of factors that contribute to the enhancement of long-term shareholder return.

1.2    Participation.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8).

SECTION 2
OPTIONS AND SARS

2.1    Definitions.

        (a)  The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An ISO may only be granted to an Employee. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

        (b)  A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2    Exercise Price.    The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3    Exercise.    An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

        (a)  Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

        (b)  The Exercise Price shall be payable in cash, by promissory note (if permitted by law), or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

        (c)  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5    Settlement of Award.    Settlement of Options and SARs is subject to subsection 5.7.

2.6    Repricing.    Except for either adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of shares), or decreases approved by the Company's stockholders, the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price in a transaction which would constitute a repricing for accounting purposes.

SECTION 3
OTHER AWARDS

3.1    Definitions.

        (a)  A "Bonus Stock" Award is a grant of shares of Stock in return for previously performed services, or in return for the Participant surrendering rights to other compensation that may be due.

        (b)  A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

        (c)  A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

        (d)  A "Performance Unit" Award is a grant of a right to receive a designated dollar value which is contingent on the achievement of performance or other objectives during a specified period, the settlement of which may be in the form of cash, Stock or any combination thereof.

        (e)  A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2    Restrictions on Awards.    Each Bonus Stock Award, Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

        (a)  Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

        (b)  The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, shall be based on one or more of the Performance Measures, may be measured gross or net and may be on a total or per share basis. The "Performance Measures" that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: earnings (e.g., earnings before income taxes, or "EBIT"; earnings before income taxes, depreciation and amortization, or "EBITDA"; earnings per share, or "EPS"), financial return ratios (e.g., return on investment, or "ROI"; return on invested capital, or "ROIC"; return on equity, or "ROE"), revenue, operating or net cash flows, total shareholder return, market share, operating income or net income, debt load reduction, expense management, stock price and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

        (c)  For Awards under this Section 3 which are intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

        (d)  If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of a change in control or the Participant's death, disability, retirement, or involuntary termination).

        (e)  Upon the occurrence of significant events or changes that occur during the performance period, the Committee shall have the sole discretion to determine whether any revision to the Performance Measures should be made; provided, however, that if the Award is intended to satisfy the requirements for "performance-based compensation," any such revisions occurring after the establishment of the Performance Measures may not result in an increase in the amount of settlement of the Award.

        (f)    Except as otherwise provided by the Committee, if a Participant's employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant's termination of employment, the Participant's Performance Unit Award shall become vested without regard to whether such Award would be performance-based compensation, based on a target level performance, or as otherwise provided by the Committee in the Award Agreement.

        (g)  Nothing in this Section 3 shall preclude the Committee, the Company, or any Subsidiary from granting performance Awards that are not intended to be "performance-based compensation"; provided, however, that, at the time of grant of performance Awards by the Committee, the Committee shall designate whether such amounts are intended to constitute "performance-based compensation." To the extent that the provisions of this Section 3 reflect the requirements applicable to performance-based compensation, such provisions shall not apply to the portion of the award, if any, which is not intended to satisfy the performance-based compensation requirements.

SECTION 4
OPERATION AND ADMINISTRATION

4.1    Effective Date.    Subject to the approval of the shareholders of the Company at the Company's 2003 annual meeting of its shareholders, the Plan shall be effective as of March 30, 2003 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

4.2    Shares Subject to Plan.    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

        (a)  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

        (b)  Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 307,000 shares of Stock.

        (c)  To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

        (d)  If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

        (e)  Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

            (i)  The maximum number of shares of Stock that may be issued pursuant to Options intended to be ISOs shall be 307,000 shares.

          (ii)  The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 150,000 shares during any calendar year. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

          (iii)  The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 150,000 shares.

          (iv)  For Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 75,000 shares of stock may be subject to such Awards granted to any one individual during any calendar year. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

          (v)  For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than $3,000,000 may be subject to such Awards granted to any one individual during any calendar year. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings on deferred amounts during the deferral period shall be disregarded.

        (f)    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the vested and unvested portion of such Award in return for cash payment of the current value of Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).

4.3    General Restrictions.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

        (a)  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        (b)  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant (or by such third party as may be permitted in Section 2.4(c)); (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) above shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

4.5    Grant and Use of Awards.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6    Dividends and Dividend Equivalents.    An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10    Agreement With Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

4.11    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13    Limitation of Implied Rights.

        (a)  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

        (b)  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is issued shares.

4.14    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5
CHANGE IN CONTROL

        Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award:

        (a)  If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding Options, all such Options (regardless of whether in tandem with SARs) then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options), and any Stock purchased by the Participant under such Option following such Change in Control shall be fully vested upon exercise.

        (b)  If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding SARs, all such SARs (regardless of whether in tandem with Options) then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs), and any cash or stock acquired by the Participant under such SAR following such Change in Control shall be fully vested upon exercise.

        (c)  If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more shares of Bonus Stock, Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units, all such Bonus Stock, Restricted Stock, Performance Shares, and units shall become fully vested on the date of the Change in Control; provided that, if the amount of the award or the vesting is to be determined based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

SECTION 6
COMMITTEE

6.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

        (a)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

        (b)  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

        (c)  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        (d)  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

        (e)  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, applicable state corporate law and applicable stock exchange requirements.

6.3    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4    Information to be Furnished to Committee.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided, that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; further provided, that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7; and further provided, that the provisions of subsection 2.6 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company's stockholders.

SECTION 8
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

        (a)    Award.    The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards and Performance Share Awards.

        (b)    Board.    The term "Board" means the Board of Directors of the Company.

        (c)    Change in Control.    A "Change in Control" shall be deemed to occur on the earliest of the existence of one of the following events:

            (i)  any "person" (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (ii)  individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company; or

          (iii)  approval by the Company's shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 70% of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

        For purposes of this subparagraph (c), the term "Permitted Holders" means Donald N. Smith and/or the Company's then existing senior management and their respective Affiliates (as defined under the Exchange Act). The term "Voting Stock" of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

        (d)    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        (e)    Eligible Individual.    The term "Eligible Individual" means any employee of the Company or a Subsidiary and any consultant, director or other person providing bona fide services to the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

        (f)    Exchange Act.    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (g)    Fair Market Value.    For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

            (i)  If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the reported closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

          (ii)  If closing prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the mean of the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

          (iii)  If the day is not a business day and, as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

        (h)    Subsidiary.    The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

        (i)    Stock.    The term "Stock" means shares of common stock of the Company.

SUPPLEMENT A
ELECTIVE DEFERRAL

SECTION 1
DEFERRAL ELECTION

1.1    General.    A Participant who is otherwise entitled to receive shares of Stock or a cash payment in settlement of an Award under the terms of the Plan may elect to defer delivery of all or a portion of such shares of Stock or such cash, subject to the following terms of this Supplement A.

1.2    Deferral Election.    An election to defer the receipt of shares of Stock or a cash payment shall be filed prior to the first day of the calendar year in which the Stock or cash would otherwise have been delivered (or the year of vesting of a restricted stock Award) to the Participant. The election to defer the delivery of shares of Stock or a cash payment shall be made on a form as may be determined by the Committee (the Deferral Election").

SECTION 2
ACCOUNTS

2.1    Stock Account.    A Stock Account shall be maintained on behalf of each Participant who elects to defer the distribution of shares of Stock under this Supplement A, for the period during which delivery of shares of Stock is deferred. A Participant's Stock Account shall be subject to the following adjustments:

        (a)  The Stock Account will be credited with Share Units equal to the number of shares of Stock as to which the Participant has elected deferred receipt, with such Share Units to be credited as of the date on which the shares would otherwise have been delivered to him in the absence of the deferral.

        (b)  As of each dividend record date for the Stock following the date any Share Units are credited to the Participant's Stock Account, and prior to the date of distribution of shares of Stock with respect to those Share Units, the Participant's Stock Account shall be credited with additional Share Units (including fractional Share Units) equal to (i) the amount of the dividend that would be payable with respect to the number of shares of Stock equal to the number of Share Units credited to the Participant's Stock Account on the dividend record date, divided by (ii) the Fair Market Value of a share of Stock on the date of payment of the dividend.

        (c)  As of the date of any distribution of shares of Stock with respect to a Participant's Stock Account under Section 3 of this Supplement, the Share Units credited to a Participant's Stock Account shall be reduced by the number of Shares so distributed to the Participant.

2.2    Cash Account.    A Cash Account shall be maintained on behalf of each Participant who elects to defer the distribution of cash under this Supplement A, for the period during which delivery of cash is deferred. A Participant's Cash Account shall be credited with a notional rate of return based upon investment(s) selected by the Committee in its sole discretion. As of the date of any distribution with respect to a Participant's Account under Section 3 of this Supplement, the balance credited to a Participant's Account shall be reduced by the amount of the distribution to the Participant.

2.3    Statement of Accounts.    As soon as practicable after the end of each Plan Year, the Company shall provide each Participant having one or more Accounts under the Plan with a statement of the transactions in his Accounts during that year and his Account balances as of the end of the year.

SECTION 3
DISTRIBUTIONS

3.1    General.

        (a)  Subject to the terms of this Section 3, a Participant shall specify, as part of his Deferral Election with respect to Stock Awards, and as part of his Deferral Election with respect to cash payments, the time of distribution of the amounts deferred pursuant to such election; provided, however, that distribution of shares of Stock, and of cash, shall be made in a lump sum not later than the first anniversary of the date on which the individual ceases to be an Eligible Individual; and further provided, that, unless otherwise provided for by the Committee, a Participant may elect only a single date for distribution of all of his Stock Account and only a single date for distribution of all of his Cash Account under the Plan, provided that the distribution date for the Participant's Stock Account and Cash Account may differ.

        (b)  At the time of distribution of deferred shares in accordance with the Participant's Deferral Election, the Participant shall receive a distribution of shares of Stock equal to the number of share units credited to his Stock Account immediately prior to such distribution. If the scheduled distribution date would otherwise occur after a dividend record date but before the payment of the dividend, distribution shall be deferred (not more than 30 days) until the dividend is paid.

        (c)  At the time of distribution of the Cash Account in accordance with the Participant's Deferral Election, the Participant shall receive the amount then credited to the Participant's Cash Account as of the date of distribution.

        (d)  In determining a Participant's right to distributions of stock under this Section 3, the vesting provisions of subsection 2.3 of the Plan shall apply to the share units credited to the Participant's Stock Account as though each unit represented one share of Stock, and with all units attributable to payment of dividends being fully vested as of the date they are credited to the Participant's Stock Account.

        (e)  Notwithstanding the foregoing provisions of this Section 3, if any share units are credited to a Participant's Stock Account as of the date of a Change in Control, the Participant shall receive a distribution of shares of Stock equal to the number of such share units. Such distribution shall be in settlement of the Participant's rights to a distribution under this Section 3, provided that if the record date for a dividend is prior to a Change in Control, but the dividend payment is to occur after such Change in Control, the additional shares attributable to such dividends shall be distributed as soon as practicable thereafter.

3.2    Limitation of Implied Rights.    Neither the Participant nor any other person shall, by reason of deferral of shares of Stock or the deferral of a cash payment, under this Supplement A, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date such shares or cash are distributed. A Participant shall have only a contractual right to the shares and cash, if any, distributable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to provide any benefits to any person. The Company may, but shall not be obligated to, establish a trust to hold assets for the purpose of satisfying obligations under this Supplement A. The Board shall retain the right to terminate, at any time, for any reason, or no reason, the deferral provisions under this Supplement A (which may, but need not, be in conjunction with a termination of the Plan), and shall immediately distribute all, but not less than all, of the Stock Accounts and Cash Accounts as of the date of such termination.

FRIENDLY ICE CREAM CORPORATION	PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Friendly Ice Cream
Corporation for the Annual Meeting on May 14, 2003

        The undersigned appoints John L. Cutter, Paul V. Hoagland and Aaron B. Parker and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Friendly Ice Cream Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 2003, and at any adjournment or postponement thereof, as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

(Continued, and to be signed and dated, on the reverse side.)

                      FRIENDLY ICE CREAM CORPORATION
                      P.O. BOX 11389
                      NEW YORK, N.Y. 10203-0389

        DETACH PROXY CARD HERE

☐	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
1.	To elect one Class III Director for term expiring in 2006.						4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
	FOR nominee listed below	☐	WITHHOLD AUTHORITY to vote for nominee listed below	☐				To change your address, please mark this box. ☐ To include any comments, please mark this box. ☐
Nominee: Donald N. Smith
				FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Friendly's independent public accountants for fiscal 2003.			☐	☐	☐
3.	Approve Friendly's 2003 Incentive Plan.			☐	☐	☐
SCAN LINE

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.
Date Share Owner sign here Co-Owner sign here _______________________________________________